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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                               _________________



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                               NOVEMBER 16, 1994


                               _________________



                              RAYCHEM CORPORATION
             (Exact name of registrant as specified in its charter)



           DELAWARE                       2-15299               94-1369731
(State or other jurisdiction of       (Commission File        (IRS Employer
incorporation or organization)            Number)          Identification No.)


300 CONSTITUTION DRIVE, MENLO PARK, CA                          94025-1164
(Address of principal executive offices)                        (Zip code)


                                 (415) 361-4180
              (Registrant's telephone number, including area code)
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                              RAYCHEM CORPORATION


ITEM 2.  DISPOSITION OF ASSETS

On November 16, 1994, the company and L M Ericsson, a Swedish telecommunications company, formed a joint venture for the development, manufacture, and marketing of fiber-optic communications systems for telephone access networks worldwide. The joint venture, called "Ericsson Raynet," has taken over and is continuing the operations of the company's Raynet subsidiary, and is headquartered in Menlo Park, California. Ericsson Raynet has been organized as a partnership under Delaware law; Raynet will hold the company's interest in the joint venture. Ericsson representatives will constitute a majority of the Board of Managers of the joint venture.

In forming the joint venture, Raychem sold certain specified assets of its Raynet subsidiary to Ericsson in exchange for $40 million. Ericsson contributed the purchased assets to the joint venture, and Raynet contributed substantially all of its remaining assets and liabilities to the joint venture. Funding of the joint venture will initially be provided by the partners, generally 51% by Ericsson and 49% by Raynet.

During the first five to eight years of operation, subject to various conditions, substantially all of the profits of the joint venture up to $156 million will be allocated to Raynet; thereafter profits of the joint venture will be shared 51/49 by Ericsson and Raynet, respectively. Ericsson's share of the joint venture's losses will be capped at $25 million for the fiscal year ending June 30, 1995. During the fiscal year ending June 30, 1996, up to $19.6 million of losses will be allocated to Ericsson and Raynet in a 51/49 ratio; additional losses, if any, of up to $10 million will be allocated 100% to Raynet; and additional losses, if any, will again be allocated to Ericsson and Raynet in a 51/49 ratio.

BellSouth Enterprises Inc. (BSE) had financed a portion of the software development work at Raynet and held a royalty interest in the software related revenues of Raynet. With the creation of the joint venture, this royalty payment was reconfigured. Raychem is required to pay BSE $10 million in 1994, and to make two additional payments of $10 million each over the next two calendar years. Raychem has agreed to make other royalty payments to BSE contingent upon the revenues and earnings performance of the joint venture. At such time as the joint venture achieves profitability, these royalty payments could approximate 36% of Raychem's distributions from the joint venture.

Ericsson has a right to purchase Raynet's interest in the joint venture at a fixed price for a limited period beginning November 16, 1996; and Ericsson and Raynet have call and put rights, respectively, on Raynet's interest in the joint venture exercisable at fair market value at any time after July 1, 1999. If any of these options are exercised, Raychem has agreed to pay BSE a portion of the purchase price received.
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                              RAYCHEM CORPORATION


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS

    (a)   Financial Statements of Businesses Acquired
           None.

    (b)   Pro Forma Financial Information
           It is impractical to file the required pro forma financial information at the time of filing of this report. The required financial statements will be filed on or about December 23, 1994, and in any event within 60 days of the date of this report.

    (c)   Exhibits
           2(a)  Formation Agreement dated as of October 10, 1994
           2(b)  Amendment to Formation Agreement dated as of
                 November 16, 1994
           2(c)  Joint Venture Agreement dated as of
                 November 16, 1994
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                                   SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           RAYCHEM CORPORATION
                                           -------------------
                                              (Registrant)


Date: November 30, 1994              /s/     RAYMOND J. SIMS
      -----------------              -----------------------------------
                                             Raymond J. Sims
                                        Senior Vice President and
                                         Chief Financial Officer
                                      (Principal Financial Officer)


                                     /s/     DEIDRA D. BARSOTTI
                                     ------------------------------------
                                             Deidra D. Barsotti
                                             Vice President and
                                            Corporate Controller
                                       (Principal Accounting Officer)